UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 23, 2008

STEWART ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

LOUISIANA (State or other jurisdiction of incorporation)	1-15449 (Commission File Number)	72-0693290 (I.R.S. Employer Identification No.)

1333 South Clearview Parkway		70121
Jefferson, Louisiana		(Zip Code)
(Address of principal executive offices)
(504) 729-1400
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure
     On July 23, 2008, Stewart Enterprises, Inc. (“Stewart” or the “Company”) issued a press release announcing that its Board of Directors has met to consider the letter from Service Corporation International (“SCI”) dated July 21, 2008 offering $11.00 per share in cash for all the outstanding shares of Stewart, subject to the negotiation of mutually satisfactory definitive written agreements and the completion of certain limited, confirmatory due diligence. At the meeting, the directors unanimously approved the formation of a committee of independent directors to evaluate alternatives available to the Company to maximize shareholder value, and authorized the committee to hire an investment banker or other advisors as the committee deems appropriate. This press release is attached as Exhibit 99.1. SCI’s letter is attached as Exhibit 99.2. Stewart’s response to SCI’s letter is attached as Exhibit 99.3.
     The attached exhibits are not filed, but furnished to comply with Regulation FD. The information in this Current Report on Form 8-K, including the exhibits, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits

Exhibit
Number	Description
99.1	Press Release by Stewart Enterprises, Inc. dated July 23, 2008 responding to Service Corporation International Letter

99.2	SCI Letter dated July 21, 2008

99.3	Stewart Letter dated July 22, 2008

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEWART ENTERPRISES, INC.
July 23, 2008	/s/ Angela M. Lacour
Angela M. Lacour
Vice President Corporate Controller Chief Accounting Officer

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press Release by Stewart Enterprises, Inc. dated July 23, 2008 responding to Service Corporation International Letter

99.2	SCI Letter dated July 21, 2008

99.3	Stewart Letter dated July 22, 2008